Exhibit 10.21

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of this 25th day of September, 2019, by and between IIP-MN 1 LLC, a Delaware limited liability company (“Landlord”), and Minnesota Medical Solutions, LLC, a Minnesota limited liability company (“Tenant”).

RECITALS

A.                WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of November 8, 2017, as amended by that certain First Amendment to Lease Agreement dated as of December 7, 2018 (as so amended, the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 8740 77th Street Northeast, Otsego, Minnesota; and

B.                 WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                  Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.                  Term. Section 3.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

“3.1. Term. The actual term of this Lease (as the same may be extended or earlier terminated in accordance with this Lease, the “Term”) commenced on November 8, 2017 (the “Commencement Date”) and shall end on December 7, 2038, subject to extension or earlier termination of this Lease as provided herein.”

3.                  TI Allowance. The first sentence of Section 5.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

“Tenant shall cause appropriate improvements consistent with the Permitted Use (the “Tenant Improvements”) to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit E (the “Work Letter”) at a cost to Landlord not to exceed Five Million Five Hundred Eighty-Eight Thousand Dollars ($5,588,000.00) (the “TI Allowance”).”

In addition, the final sentence of Section 5.2 of the Existing Lease is hereby amended and restated in its entirety as follows:

“In addition, Landlord’s obligation to disburse any of the TI Allowance in excess of Five Million Four Hundred Thousand Dollars ($5,400,000.00) shall be conditional upon the satisfaction of the following: (a) Tenant’s delivery to Landlord of a certificate of occupancy for the Premises suitable for the Permitted Use, as applicable; (b) Tenant’s delivery to Landlord of a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor or such other form or certification as may be reasonably acceptable to Landlord; (c) Tenant’s satisfaction of the conditions precedent to funding of the TI Allowance set forth in Section 6.3 of the Work Letter; and (d) there shall be no uncured event of default by Tenant under this Lease.”

4.                  Effective as of the date hereof, the monthly Base Rent shall equal One Hundred Eleven Thousand Two Hundred Sixty-Two and 50/100 Dollars ($111,262.50), and be subject to the Base Rent adjustments on each anniversary of the Commencement Date, as set forth in the Existing Lease.

5.                  Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

6.                  No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

7.                  Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

8.                  Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.                  Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

10.               Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

11.                Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

IIP-MN 1 LLC, a Delaware limited liability company

By:	/s/ Catherine Hastings
Name:	Catherine Hastings
Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer

TENANT:

MINNESOTA MEDICAL SOLUTIONS, LLC, a Minnesota limited liability company

By:	/s/ Amber Shimpa
Name:	Amber Shimpa
Title:	CFO

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